Exhibit 99.1

Form 3 Continuation Sheet — Joint Filer Information

This Statement on Form 3 is filed by Ares Corporate Opportunities Fund, L.P., ACOF Management, L.P., ACOF Operating Manager, L.P., Ares Management, Inc. and Ares Partners Management Company, LLC.  The principal business address of each of the Reporting Persons is 1999 Avenue of the Stars, Suite 1900, Los Angeles, California 90067.

Name of Designated Filer:  Ares Corporate Opportunities Fund, L.P.

Date of Event Requiring Statement:  July 21, 2005

Issuer Name and Ticker or Trading Symbol:  Maidenform Brands, Inc. (MFB)

ARES CORPORATE OPPORTUNITIES FUND, L.P.

By:	ACOF MANAGEMENT, L.P.,
Its General Partner

	By:	ACOF OPERATING MANAGER, L.P.,
Its General Partner

		By:	ARES MANAGEMENT, INC.,
Its General Partner

			By:	/s/ Kevin A. Frankel
Kevin A. Frankel
Vice President

ACOF MANAGEMENT, L.P.

By:	ACOF OPERATING MANAGER, L.P.,
Its General Partner

	By:	ARES MANAGEMENT, INC.,
Its General Partner

		By:	/s/ Kevin A. Frankel
Kevin A. Frankel
Vice President

ACOF OPERATING MANAGER, L.P.

By:	ARES MANAGEMENT, INC.,
Its General Partner

	By:	/s/ Kevin A. Frankel
Kevin A. Frankel
Vice President

ARES MANAGEMENT, INC.

By:	/s/ Kevin A. Frankel
Kevin A. Frankel
Vice President

ARES PARTNERS MANAGEMENT COMPANY, LLC

By:	/s/ Bennett Rosenthal
Bennett Rosenthal
Authorized Signatory